UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, the Board of Directors (the “Board”) of Newpark Resources, Inc. (the “Corporation”) increased the size of the Board to eight members and elected Mr. Anthony J. Best and Mr. Roderick A. Larson to fill the vacancies created by the increase.

Mr. Best is currently the Chief Executive Officer of SM Energy Company (NYSE: SM), an oil and gas exploration and production company headquartered in Denver, Colorado. Mr. Best joined SM Energy in June 2006 as President and Chief Operating Officer. On February 23, 2007, Mr. Best was elected Chief Executive Officer of SM Energy. Mr. Best was appointed to the Board of Directors of SM Energy concurrent with his appointment as Chief Executive Officer. Prior to that, he served as President and Chief Executive Officer of Pure Resources, Inc., a subsidiary of Unocal, engaged in an oil and gas consulting practice and worked in a variety of positions with ARCO.

Mr. Best holds a B.S. degree in Mechanical Engineering from Texas A&M University and an M.S. degree in Engineering Management from the University of Alaska.

Mr. Larson has been Senior Vice President and Chief Operating Officer for Oceaneering International, Inc. (NYSE:OII) since 2012. Oceaneering, headquartered in Houston, Texas, provides offshore oil companies with underwater drilling support, construction, inspection and repair services. From 1990 to 2012, Mr. Larson served in various roles with Baker Hughes, Incorporated, most recently as noted below:

2011-2012     President, Latin America

2009-2011     Vice President, Operations for the Gulf of Mexico

2007-2009     Gulf Coast Area Manager

Mr. Larson holds a B.S. degree in Electrical Engineering from North Dakota State University and an M.B.A. from Rice University.

Messrs. Best and Larson will stand for re-election to the Board of Directors at our 2014 Annual Meeting of Stockholders. The Board has affirmatively determined that Messrs. Best and Larson are “independent” as that term is defined by the New York Stock Exchange listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines. Neither Mr. Best nor Mr. Larson have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Best or Mr. Larson and any other person pursuant to which he was selected as a director. The committees on which Messrs. Best and Larson will serve will be determined following our 2014 Annual Meeting of Stockholders.

The compensation paid to each of Mr. Best and Mr. Larson will be consistent with the Director compensation for non-employee directors of the Corporation, as described in the Corporation’s 2013 Proxy Statement, filed with the Securities and Exchange Commission on April 24, 2013. A copy of the press release announcing the election of Mr. Best and Mr. Larson to the Board of Directors of the Corporation is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release issued by Newpark Resources, Inc. on March 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: March 14, 2014	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Newpark Resources, Inc. dated March 13, 2014.